Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

System1, Inc.

Marina Del Rey, United States of America

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of System1, Inc. of our report dated March 31, 2022, relating to the consolidated financial statements of Protected.Net Group Limited, which appears in System1, Inc.’s Registration Statement on Form S-1 (No. 333-262608), which is incorporated by reference in this Registration Statement.

/s/ BDO LLP

BDO LLP

Southampton, United Kingdom

April 27, 2022